                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                            Cascade Bancorp
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                        [LOGO]

March 24, 2000

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Cascade Bancorp (Bancorp), a bank holding company, and its wholly-owned subsidiaries, Bank of the Cascades (the Bank) and Cascade Financial Services, Inc. (formerly Cascade Finance) (collectively, "the Company") to be held at:

                  BEND GOLF AND COUNTRY CLUB
                  61045 COUNTRY CLUB DRIVE
                  BEND, OREGON
                  MONDAY, APRIL 24, 2000 AT 5:30 P.M., LOCAL TIME

The Notice of Annual Meeting of Shareholders and Proxy Statement are included herein and describes the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company and its subsidiaries. Directors and Officers of the Company, as well as a representative of Symonds, Evans & Larson, P.C., the Company's independent auditors, will be present to respond to shareholder questions.

Enclosed are the Company's Annual Report and Form10-K Report as filed with the Securities and Exchange Commission. Among other information, these reports include consolidated financial statements, the report of the independent auditors and management's discussion and analysis of financial condition and results of operations.

                  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE PREPAID ENVELOPE.

Your continued interest and support of Cascade Bancorp are sincerely appreciated.

Sincerely,

/s/GREGORY D. NEWTON
--------------------
Gregory D. Newton
Secretary

1100 N.W. Wall Street o P.O. Box 369 o Bend, Oregon 97709-0369 o Phone (541) 385-6205 o FAX (541) 382-8780

                                 CASCADE BANCORP
                               1100 NW WALL STREET
                               BEND, OREGON 97701

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                    TO BE HELD AT BEND GOLF AND COUNTRY CLUB
                                ON APRIL 24, 2000

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders of Cascade Bancorp (Bancorp), a bank holding company, and its wholly-owned subsidiaries, Bank of the Cascades (the Bank) and Cascade Financial Services, Inc. (formerly Cascade Finance) (collectively, "the Company) will be held on:

                            MONDAY, APRIL 24, 2000
                            5:30 P.M., LOCAL TIME
                            BEND GOLF AND COUNTRY CLUB
                            61045 COUNTRY CLUB DRIVE, BEND, OREGON.

     A Proxy and Proxy Statement for the Meeting are enclosed herewith.

     The Meeting is for the purpose of considering and acting upon:

     (1) The election of two directors of the Company; and

     (2) In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and at any adjournments or postponements thereof.

     NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Only shareholders of record at the close of business on March 13, 2000 are entitled to notice of, and to vote at, the Meeting or any adjournment or adjournments thereof.

     YOU ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED FORM OF PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/GREGORY D. NEWTON
                                              --------------------
                                              GREGORY D. NEWTON
                                              SECRETARY

Bend, Oregon
March 24, 2000

                                              STOCK PERFORMANCE GRAPH

    The following chart compares the yearly percentage change in the cumulative shareholder return on the Company's Common Stock during the period beginning January 24, 1994, when the Company first issued its shares publicly, and ending December 31, 1999, with (i) the Total Return Index for the NASDAQ Stock Market (U.S. Companies) as reported by the Center for Research in Securities Prices and
(ii) the Total Return Index for NASDAQ Bank Stocks as reported by the Center for Research in Securities Prices. This comparison assumes $100.00 was invested on January 21, 1994, in the Company's Common Stock and the comparison groups and assumes the reinvestment of all cash dividends prior to any tax effect, and retention of all stock dividends and stock splits.



                                                             [SET GRAPHIC]




                                                                        PERIOD ENDING

                                            -----------------------------------------------------------------------
      INDEX                                    12/31/94    12/31/95    12/31/96   12/31/97    12/31/98    12/31/99
      -------------------------------------------------------------------------------------------------------------
      Cascade Bancorp                            100.00      138.53      188.22     516.98      493.51      395.83
      NASDAQ - Total US*                         100.00      141.33      173.89     213.07      300.25      542.43
      NASDAQ Bank Index*                         100.00      149.00      196.73     329.39      327.10      314.60
      SNL less than $500M Bank Index             100.00      136.80      176.08     300.16      274.06      253.69

                                 PROXY STATEMENT
                                       OF
                                 CASCADE BANCORP

                              1100 N.W. Wall Street
                               Bend, Oregon 97701
                                 (541) 385-6205

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 24, 2000

     This Proxy Statement and the accompanying form of proxy are being sent to shareholders on or about March 24, 2000, for use in connection with the solicitation of proxies by the Board of Directors of Cascade Bancorp (Bancorp), a bank holding company, and its wholly-owned subsidiaries, Bank of the Cascades (the Bank) and Cascade Financial Services, Inc. (formerly Cascade Finance) (collectively, "the Company"), to be used at the 2000 Annual Meeting of Shareholders of the Company (hereinafter called the "Meeting") which will be held on Monday, April 24, 2000, at 5:30 p.m., Local Time, at Bend Golf and Country Club, 61045 Country Club Drive, Bend, Oregon 97702, or at any adjournment or adjournments thereof.

                              REVOCATION OF PROXIES

     Shareholders who execute proxies retain the right to revoke them at any time prior to exercise. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. A proxy may be revoked prior to its exercise upon written notice to the Secretary of the Company or the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below. Mere presence of a shareholder at the meeting will not revoke a proxy. The presence, in person or by proxy, of a simple majority of the total number of shares of Common Stock outstanding will be necessary to constitute a quorum at the Meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Shareholders of record as of the close of business on March 13, 2000, are entitled to one vote for each share held. As of March 13, 2000, the Company had 6,871,759 shares of Common Stock issued and outstanding. The Company did not have any other class of equity securities outstanding on the record date. A simple majority of the total shares voted in person or by proxy is required to elect directors and ratify or approve any other items being voted on, provided that a quorum of the shares is represented.

     Persons and groups who beneficially own in excess of 5 percent of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended, with the Company and the Federal Deposit Insurance Corporation. Based on such reports, management knows of no person who owned more than 5 percent of the outstanding shares of Common Stock as of March 13, 2000.

     The following table sets forth, as of March 13, 2000, certain information as to the shares of Common Stock beneficially owned by all executive officers and directors as a group.

                                                 Beneficial Ownership (1)               % of Shares Outstanding
                                             ---------------------------------       -------------------------------
All Executive Officers and
Directors as a Group (13 persons)                      688,505 (2)                               10.02%

----------------------
(1) Includes all shares owned directly by the named individuals or by the individuals indirectly through a trust or corporation, or by the individuals' spouses and minor children, except as otherwise noted. The named individuals effectively exercise sole or shared voting and investment power over these shares.

(2) Includes shares of common stock subject to outstanding stock options which are exercisable within 60 days of March 13, 2000. Such options were granted under the Company's 1994 Incentive Stock Option Plan. See "Benefits - Stock Option Plan."
                                       4

                       PROPOSAL I -- ELECTION OF DIRECTORS

     The Company's Board of Directors is currently composed of eight members. The Company's by-laws provide that directors will be elected for three year staggered terms with approximately one-third of the directors elected each year. The nominees for election this year are Jerol E. Andres and Roger J. Shields.

     It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees for a term of three years. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time the Board of directors knows of no reason why any nominee might be unavailable to serve.

     Following Jacob Wolfe's retirement, the by-laws of the Company were amended to reduce the number of Directors from nine to eight members.

     The by-laws of the Company do not allow nominations from the floor at the annual meeting. Any shareholder wishing to nominate a person for election as a director must submit that nomination to the Company not less than ten (10) days prior to the Meeting date along with a statement of the nominees background and business experience.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED BELOW FOR DIRECTOR OF THE COMPANY.

     The following table sets forth the name of the Board of Directors' nominees for election as director and those directors who will continue to serve as such after the Meeting. Also set forth is certain other information with respect to each current director's age, the year he or she first became a director and the number of shares of the Company's Common Stock beneficially owned.

                                                                                Shares of
                                              Year First                      Common Stock
                                               Elected       Term to             Owned at             Percent
      NAME                      AGE            DIRECTOR      EXPIRE         MARCH 13, 2000 (1)(2)    OF CLASS
      ----                      ---            --------      ------       ---------------------      --------

                                                         BOARD NOMINEES
 Jerol E. Andres                 56              1993         2003 (3)             5,089               .07%

 Roger J. Shields                61              1977         2003 (3)            44,814               .65%

                                                  DIRECTORS CONTINUING IN OFFICE

 Gary L. Hoffman                 59              1984         2001                 67,766              .99%

 Patricia L. Moss                46              1993         2001                112,291              1.63%

 L.A. Swarens                    68              1976         2001                166,974              2.43%

 Gary L. Capps                   64              1978         2002                 96,780              1.41%

 James E. Petersen               59              1986         2002                 37,613               .55%

 Ryan R. Patrick                 44              1998         2002                  4,900               .07%

------------------------
(1) Includes all shares owned directly by the named individuals or by the individuals indirectly through a trust or corporation, or by the individuals' spouses and minor children, except as otherwise noted. The named individuals effectively exercise sole or shared voting and investment power over these shares.

(2) Includes shares of common stock subject to outstanding stock options which are exercisable within 60 days of March 13, 2000. Such options were granted under the Company's 1994 Incentive Stock Option Plan. See "Benefits - Stock Option Plan."

(3) Assuming the individual is re-elected.

     The principal occupation of each director of the Company for the last five years is set forth below. Unless otherwise stated, each director resides in the State of Oregon.

     JEROL E. ANDRES. Mr. Andres was elected to the board in 1993. Since 1988 Mr. Andres has served as CEO/President of Eagle Crest, Inc., a Central Oregon real estate development and resort. From 1973 to 1988 Mr. Andres was Vice President of Thousand Trails. He is and has been active in the Central Oregon Community.

     GARY L. CAPPS. Mr. Capps has served as Chairman of the Board since 1984. From 1989 to 1997 Mr. Capps served as Executive Director of the Bend Chamber of Commerce and is currently a commercial real estate broker.

     GARY L. HOFFMAN, M.D. Dr. Hoffman was elected Vice Chairman of the Board this year and serves as chairman of the Audit Committee. Since 1975 Dr. Hoffman has been in private practice as a surgeon and is a partner in the Bend Memorial Clinic. Dr. Hoffman is also a principal of Deschutes Medical Products, Inc.

     PATRICIA L. MOSS. Ms. Moss is currently President & CEO of the Bank and the Company. From 1987 to 1998 Mrs. Moss served as Executive Vice President, Chief Financial Officer, and Secretary to the Board of Directors. She joined the Bank at its inception and has over 24 years of banking experience.

     RYAN R. PATRICK, CPA. Mr. Patrick was elected to the board in 1998. Since 1989 Mr. Patrick has been a partner in the certified public accounting firm of Harrigan, Patrick, Price and Co. LLP where his experience includes business and tax consultation services for a wide range of clients including individuals, corporations, partnerships, estates and trusts.

     JAMES E. PETERSEN. Mr. Petersen serves as Assistant Secretary to the Board of Directors. Since 1980 Mr. Petersen has been a partner in the Bend law firm of Karnopp, Petersen, Noteboom, Hansen, Arnett & Sayeg, LLP where he specializes in the areas of business, real estate and estate planning. He currently serves as General Counsel for the Company.

     ROGER J. SHIELDS. From 1977 to 1998 Mr. Shields served as President and Chief Executive Officer of the Bank and the Company. He joined the Bank at its inception and has over 38 years of banking experience. Mr. Shields retired in 1998 and resides in the State of Washington.

     L.A. SWARENS. Mr. Swarens was an organizer and founder of the Bank. Mr. Swarens also serves as Chairman of the Loan Committee of the Bank. Since 1958 Mr. Swarens has owned and operated Arnie Swarens Town & Country Realty.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors conducts its business through meetings of the Board and through its committees. During the fiscal year ended December 31, 1999, the Board of Directors of the Company and the Bank held 12 regular meetings, as well as numerous committee meetings. Each director attended more than 75% of the meetings of the Board of Directors and all committees of the Board on which the director served.

     The Director's Loan Committee (Gary L. Capps as Chair) consists of any two non-management members of the Board plus the loan officer seeking the approval. Director's Loan committee meetings are scheduled on an as needed basis. There were approximately 24 loan committee meetings during the 1999 fiscal year.

     The Board of Directors of the Company has an Audit Committee consisting of Hoffman (Chair), Shields and Capps. The purpose of the committee is to provide direction and oversight to the Company's internal auditors. The committee also bears responsibility for the audit function and reviews of the examinations of the Company by federal and state regulatory authorities and the audit by the independent auditing firm. The Audit Committee met 4 times during the 1999 fiscal year.

     The Trust Committee was formed in 1999 and consists of Petersen, Patrick and Moss. The Committee provides general oversight supervision of the Trust Department of the Bank. The Committee approves Trusts Department policies, including the acceptance of trust assignments and the types of investments to be made of trust funds. The Trust Committee met 6 times during the 1999 fiscal year.

     The Compensation Committee consists of the full board. The purpose of the committee is to analyze and determine executive and Company compensation policies and other compensation related items (i.e., profit sharing plans, benefit plans, etc.). The committee meets at least annually on an as-needed basis and met 2 times during the 1999 fiscal year.

                          COMPENSATION COMMITTEE REPORT

     The intention of the Compensation Committee Report is to describe, in general terms, the process the Committee undertakes and the matters it considers in determining the appropriate compensation for the Company's executive officers, including the executive officers who are named in the enclosed Summary Compensation Table (the "Named Executives"). The Company, acting through the Committee, believes that the Compensation of its Named Executives and other key personnel should reflect and support the goals and strategies that the Company has established.

     COMPENSATION PHILOSOPHY. The Compensation Committee has two principal objectives in determining executive compensation (1) to attract, reward and retain key executive officers and (2) to motivate executive officers to perform to the best of their abilities and to achieve short-term and long-term corporate objectives that will contribute to the overall goal of enhancing shareholder value.

     ELEMENTS OF EXECUTIVE COMPENSATION. The elements of the Company's compensation of executive officers are: (1) annual cash compensation in the form of base salary and incentive bonuses, (2) long-term incentive compensation in the form of Salary Continuation Agreements, (3) long-term incentive compensation in the form of stock options granted under the Company's 1994 Incentive Stock Option Plan; and (4) other compensation and employee benefits generally available to all employees of the Company, such as health insurance and employer contributions under the Company's 401(k) Profit Sharing Plan.

     The Committee believes that the Company's goals are best supported by attracting and retaining well-qualified executive officers and other personnel through competitive compensation arrangements, with emphasis on rewards for outstanding contributions to the Company's success, with a special emphasis on aligning the interests of executive officers and other personnel with those of the Company's shareholders.

                       CONTINGENT COMPENSATION AGREEMENTS

     The Company has entered into change of control agreements with the active officers listed in the Executive Compensation table that follows. In the event of a change of control and a material adverse change in employment within one year of the change of control, the agreements pay the greater of one years cash compensation, or one month's cash compensation for each year of service to a maximum of eighteen months. The agreement for Patricia L. Moss pays seventy-five percent of cash compensation for eighteen months, continuation of medical and insurance benefits for one year, and a six month term consulting service contract at a maximum 20 hours per week.

                              DIRECTOR COMPENSATION

     Members of the Board of Directors (excluding the executive officers) receive $1,500 for attendance at each monthly Board meeting. The Chairman of the Board receives $1,850 for attendance at each monthly Board meeting. In addition, Directors receive $50 for attendance at each Director Loan Committee meeting and are not compensated for other committee meetings.

                             EXECUTIVE COMPENSATION

     The following table sets forth, for the fiscal years ended December 31, 1999, 1998 and 1997, information as to the compensation received by each executive officer of the Company and the Bank who received total cash and cash equivalent forms of compensation in excess of $100,000 during this period.


                           SUMMARY COMPENSATION TABLE
                           --------------------------
                                                                                Long-term
                                                                               Compensation
                                                      ANNUAL COMPENSATION         AWARDS
                                                                                -----------
                                                                                 Number of
    Name and Principal                                                           securities
        Position               Age        Year       Salary (1)       Bonus      underlying           All other
                                                                                  Options (#)(2)    Compensation (3)
  -----------------------------------------------------------------------------------------------------------------------
  Patricia L. Moss              46        1999       $105,000         $120,424        5,500          $ 37,163
  President/ Chief Executive              1998         92,000          119,588        7,500            28,645
  Officer/ Director                       1997         77,500           64,492        9,000            27,448

  Michael J. Delvin             51        1999      $  93,000          $68,653           -           $ 21,927
  Executive Vice President/               1998         35,417 (4)       26,250           -                -
  Chief Operating Officer

  Gregory D. Newton             48        1999       $ 82,000          $51,283        3,300          $ 24,321
  Senior Vice President/                  1998         75,000           54,743        4,500            11,304
  Chief Financial Officer/                1997         32,500 (5)       14,582        3,000              -
  Secretary

  Kay Smith                     51        1999       $ 76,500           $48,533       3,300          $ 29,312
  Senior Vice President/                  1998         75,000            54,743       4,500            25,070
  Operations                              1997         60,000            39,200       5,000            10,853

  Peggy L. Biss                 41        1999       $ 80,000           $50,283       3,300          $ 20,874
  Senior Vice President/                  1998         75,000            54,743       4,500            18,939
  Human Resources                         1997         60,000            39,200       5,000            10,845

  Frank R. Weis                 49        1999       $ 81,000           $50,783       3,300          $ 27,026
  Senior Vice President/                  1998         76,000            55,243       4,500            23,855
  Credit Administrator                    1997         62,167            39,200       5,000            14,825

------------------------
(1) Includes amounts contributed by the named executive officer to the deferred compensation plan and 401(k) profit sharing plan.

(2) Options to acquire shares of Common Stock as adjusted for subsequent stock dividends and stock splits.

(3) Consists of the Company's contributions to the 401(k) profit sharing plan and accrued earnings related to the salary continuation plan for the benefit of the named executive officers. See "Benefits - 401(k) Profit Sharing Plan and Other Benefit Plans.

(4)  Mr. Delvin was hired 8/3/98 with a base annual salary of $93,000.

(5)  Mr. Newton was hired 7/1/97 with a base annual salary of $65,000.

                                  STOCK OPTIONS

         The following table sets forth information regarding options for the purchase of the Company's Common Stock, which were granted during 1999 to the executive officers named in the Executive Compensation summary table.


                                                       Option Grants in Fiscal 1999
                                                             Individual Grants
------------------------------------------------------------------------------------------------------------------------
                                           % of total
                             Number of       options                                            Potential realizable
                            securities      granted to     Exercise                            value at assumed annual
                            underlying      employees      or base                              rates of stock price
Name                          options       in fiscal       price          Expiration             appreciation for
                              granted         year          ($/Sh)            date                  option term
-----------------------       -------         ----          ------            ----                   -----------
                                                                                                  5%            10%
                                                                                                  --            ---
Patricia L. Moss               5,500          10.0%            $16.14        01/01/2009        $55,825       $141,460

Michael J. Delvin              6,050          11.0%            $16.14        01/01/2009        $61,408       $155,606

Gregory D. Newton              3,300           6.0%            $16.14        01/01/2009        $33,495       $ 84,876

Kay Smith                      3,300           6.0%            $16.14        01/01/2009        $33,495       $ 84,876

Peggy L. Biss                  3,300           6.0%            $16.14        01/01/2009        $33,495       $ 84,876

Frank R. Weis                  3,300           6.0%            $16.14        01/01/2009        $33,495       $ 84,876

     The following table sets forth information regarding option holdings for the year ended December 31, 1999 with respect to the executive officers named in the Executive Compensation summary table.


                                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                         AND FISCAL YEAR END OPTION VALUES

                   Shares                                                    VALUE OF UNEXERCISED
                  Acquired                  NUMBER OF UNEXERCISED                IN-THE-MONEY
                     On         Value        OPTIONS AT FY-END (#)          OPTIONS AT FY-END ($)(1)
                  Exercise     realized     ---------------------           ------------------------
      NAME          (#)          ($)      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
      ----          ---          ---      -----------    -------------    -----------    -------------
Patricia L. Moss   3,220     $44,989        67,194              -            $447,439            -

Mike Delvin          -          -              -              6,050             -                -

Gregory D. Newton    -          -            2,310            9,240          $    950        $ 3,802

Kay Smith          3,208     $44,994        35,059              -            $219,461            -

Peggy L. Biss      1,100     $15,430        38,030              -            $249,824            -

Frank R. Weis      3,208     $44,994        35,059              -            $219,461            -

------------------------
(1) On December 31, 1999, the fair market value of the Company's Common Stock (the fair market value) was $12.50. For purposes of the foregoing table, stock options with an exercise price less than the fair market value are considered to be "in-the-money" and are considered to have a value equal to the difference between the fair market value and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

                                    BENEFITS

     BONUS PLAN. The Company believes that an incentive bonus based on earnings motivates management/officers to perform at the highest levels. Management performance has a direct impact on the short-range and long-range profitability and viability of the institution and an incentive bonus promotes the retention of qualified management. The management incentive bonus program is at the discretion of the Board. Specific programs are developed by management and are approved annually by the Board of Directors.

     STOCK OPTION PLAN. In 1994, the Company's Board of Directors adopted a Stock Option Plan for key employees. Under the Stock Option Plan, the Company may grant Incentive Stock Options (ISO's) and Non-qualified Stock Options (NSO's). Options are intended to be granted to officers and selected key employees.

     The purposes of the Plan are to attract and retain key officers and employees and to encourage their continued participation in the Bank by facilitating their purchase of an equity interest in the Bank's parent corporation, Cascade Bancorp.

     The option price of ISO's is the fair market value at the date of grant and the option price of NSO's is to be at a price not less than 85% of fair market value at the date of grant. Generally, options are granted for a period of ten years and become exercisable in varying amounts commencing one year from the date of grant. As of December 31, 1999, ISO's for 316,067 shares have been granted at prices ranging from $2.28 to $16.14 per share, and 209,965 shares remained available for future grant. In January 2000, options for an additional 74,000 shares were granted at a price of $12.50 per share.

     401(K) PROFIT SHARING PLAN. The purpose of the Employees' 401(k) Profit Sharing Plan (the Plan) is to reward eligible employees for long and loyal service and to provide incentives to employees that encourage employment retention and participation in the growth and increased profitability of the Company. Employees who are 18 years of age become eligible to participate upon completion of (6) months or 1,000 hours of service. Employees are allowed to contribute up to 10% of their salary to the Plan on a pre-tax basis. Annually, at the discretion of the Board, a matching contribution up to 6% of the amount of the employee's salary level, will be set aside on their behalf. In addition, the Board of Directors may make a discretionary profit sharing contribution that eligible employees may receive in cash or defer through the Plan. Employees are 100% vested in their contribution to the Plan and are fully vested in the Company's contributions under the Plan after five years of service at the Company. Employees are entitled to withdraw funds from the Plan upon retirement, death, disability, termination of employment, or in the case of certain defined instances of hardship

     OTHER BENEFIT PLANS. The Bank has deferred compensation plans for the Board and certain key executives and managers, a salary continuation plan for certain key executives and a fee continuation plan for the Board. In accordance with the provisions of the deferred compensation plans, participants can elect to defer portions of their annual compensation or fees. The deferred amounts generally vest as deferred. The deferred compensation plus interest is generally payable upon termination in either a lump sum or monthly installments.

     The salary continuation plan for certain key executives and managers and the fee continuation plan for the Board, provide defined benefits to the participants upon termination. The defined benefits for the key executives and the Board are for periods of fifteen years and ten years, respectively. The benefits are subject to certain vesting requirements and vested amounts are generally payable upon termination in either a lump sum or monthly installments.

     The plans also include death benefit provisions for certain participants. To assist in the funding of the plans, the Bank has purchased life insurance policies on most of the participants for which the Bank is named the beneficiary. The Bank annually expenses amounts sufficient to accrue for the present value of the benefits payable to the participants under these plans. The cash surrender value of these policies at December 31, 1999 was approximately $6,157,000. Interest is earned on the insurance policies to substantially offset the ongoing annual expense of the salary continuation and fee continuation plans.

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934 requires that all executive officers and directors of the Company and all persons who beneficially own more than 10 percent of the Company's Common Stock file an initial report of their ownership of the Company's securities on Form 3 and report changes in their ownership of the Company's securities on Form 4 and Form 5. These filings must be made with the Securities and Exchange Commission and the National Association of Securities Dealers.

Based solely upon the Company's review of the copies of the filings that it received with respect to the fiscal year ended December 31, 1999, and written representations from certain reporting persons, the Company believes that all reporting persons made all required Section 16 filings with respect to 1999 on a timely basis, except that Jacob M. Wolfe reported late on two Forms 4 a total of two purchase transactions, Jerol E. Andres and Gary L. Hoffman each reported late on one Form 4, both of which were a sale transaction.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Some of the directors and officers of the Company and of the Bank, and members of their immediate families and firms and corporations with which they are associated, have had transactions with the Bank, including borrowings and investments in time deposits. All such loans and investments have been made in the ordinary course of business, have been made on substantially the same terms, including interest rates paid or charged and collateral required, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 1999, the aggregate outstanding amount of all loans to officers and directors of the Company and to firms and corporations in which they have at least a 10% beneficial interest was approximately $1.34 million, which represented approximately 6% of the Company's consolidated stockholders' equity at that date.

     James E. Petersen, a director and stockholder of the Company, is a partner in the law firm of Karnopp, Petersen, Noteboom, Hansen, Arnett & Sayeg, LLP, and serves as general counsel to the Company and the Bank.

                                    AUDITORS

     Symonds, Evans & Larson, P.C. served as the Company's independent auditors for the fiscal year ended December 31, 1999. A representative of Symonds, Evans & Larson, P.C. will be present at the Meeting to respond to questions from shareholders and will have the opportunity to make a statement if he or she so desires.

                                 OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the person or persons voting the proxies.

     The cost of solicitation of proxies will be borne by Cascade Bancorp. In addition to solicitation by mail, employees of the Company may request of shareholders the return of proxies personally, or by mail, telephone or FAX. Cascade Bancorp will, upon request, reimburse brokers or other persons holding shares for the benefit of others for their expenses in forwarding proxies and accompanying material and obtaining authorization from beneficial owners of the Company's stock to execute proxies.

                              SHAREHOLDER PROPOSALS

     In order to be eligible for inclusion in the proxy materials of Cascade Bancorp for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Company's main office at 1100 N.W. Wall Street, Bend, Oregon, 97701 no later than December 31, 2000. Any such proposals shall be subject to the requirements of the proxy rules adopted under the 1934 Exchange Act.

                      INFORMATION AVAILABLE TO SHAREHOLDERS

     THE COMPANY'S 1999 ANNUAL REPORT INCLUDING FORM 10-K IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. ADDITIONAL COPIES OF THE ANNUAL REPORT AND THE COMPANY'S FILINGS OF FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE FROM GREGORY D. NEWTON, CHIEF FINANCIAL OFFICER, CASCADE BANCORP, P.O. BOX 369, BEND, OREGON 97709, OR EMAIL CASCADE@BOTC.COM.

                                  PROXY         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                                The undersigned hereby appoints GARY L. CAPPS and PATRICIA
                                                L. MOSS, and each of them, with full power of substitution, the proxy or proxies of the undersigned to vote all shares of Common Stock of Cascade Bancorp (the "Company") which the
         [CASCADE BANCORP LOGO]                 undersigned is entitled to vote at the Annual Meeting of
                                                Shareholders of the Company, to be held at BEND GOLF AND
1100 NW Wall Street - Bend, Oregon 97701        COUNTRY CLUB, 61045 COUNTRY CLUB DRIVE, BEND, OREGON, ON
                                                APRIL 24, 2000, AT 5:30 P.M. PDT, and at any adjournment or postponements thereof, with the same force and effect as the undersigned might or could do if personally present.
---------------------------------------------
1.   ELECTION OF DIRECTORS       [ ] FOR both nominees listed below         [ ] WITHHOLD AUTHORITY
                                     (EXCEPT AS MARKED TO THE                   TO VOTE FOR BOTH NOMINEES
                                     CONTRARY BELOW)                            LISTED BELOW

           (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE
                     A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                                  JEROL E. ANDRES    ROGER J. SHIELDS

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournments or postponements thereof.

This proxy will be voted in the Election of Directors in the manner described in the Proxy Statement for Annual Meeting of Shareholders.

(BACK)

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. (IF NO DIRECTION IS MADE, THIS PROXY WILL BE
VOTED FOR PROPOSAL 1.)

Please sign exactly as the name appears below. When shares are held by joint tenants, both should sign.
---------------------------------------------------   When signing as attorney, executor, administrator,
                                                      trustee or guardian, please give full title as such.
                                                      If a corporation, please sign in full corporate name
                                                      by President or other authorized officer. If a
                                                      partnership, please sign in partnership name by
                                                      authorized person.

                                                      [ ]  PLEASE MARK HERE IF YOU PLAN TO
                                                           ATTEND THE MEETING.

                                                      -----------------------------------------------------
                                                      Signature

Dated:                  , 2000
      ------------------                              -----------------------------------------------------
                                                      Signature if held jointly


                             PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                                   PROMPTLY USING THE ENCLOSED ENVELOPE.

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